   NEWS RELEASE

Contacts:
Gastar Exploration Inc.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / lelliott@DennardLascar.com
Anne Pearson / apearson@DennardLascar.com
Dennard-Lascar Associates: 713-529-6600

Gastar Exploration Reports 43% Increase in Mid-Year Proved Reserves

HOUSTON, July 21, 2014 – Gastar Exploration Inc. (NYSE MKT: GST) (“Gastar”) today reported that estimated proved reserves of natural gas, oil and condensate and natural gas liquids (NGLs) as of June 30, 2014 totaled 78.0 million barrels of oil equivalent (BOE), a 43% increase over December 31, 2013 proved reserves of 54.6 million BOE, as estimated by our third-party reserve engineers in accordance with SEC regulations. Of the 78.0 million BOE of mid-year reserves, 54% were natural gas, 26% were oil and condensate and 20% were NGLs, compared to 55% natural gas, 27% oil and condensate and 18% NGLs at year-end 2013.
Using SEC pricing, the pre-tax present value discounted at 10% (PV-10) of proved reserves increased to $826.3 million at June 30, 2014, an increase of 39% versus $592.5 million at year-end 2013. Marcellus reserves in the Appalachian Basin represented 71% of proved reserve volumes and 51% of the PV-10 value, while Hunton Limestone reserves in Oklahoma represented 29% of proved reserve volumes and 49% of the PV-10 value.
Proved undeveloped (PUD) reserves at mid-year 2014 represented approximately 62% of total proved reserves compared to approximately 44% at year-end 2013. The total PUDs had a PV-10 value of $451.3 million and the Appalachian Basin represented 74% and Oklahoma represented 26% of PUD reserve volumes1. At June 30, 2014 Gastar attributed PUD reserves to 72 gross (34.6 net) Marcellus PUD locations and 96 gross (73.1 net) Hunton PUD locations, as compared to 40 gross (18.8 net) and 73 gross (65.4 net), respectively, at December 31, 2013.
In accordance with SEC regulations, estimates of proved reserves as of June 30, 2014 were calculated using the 12-month un-weighted arithmetic average of the first-day-of-the-month price for each month in the period July 1, 2013 through June 30, 2014. For natural gas volumes, the average Henry Hub price utilized was $4.10 per million Btu (MMBtu), compared to $3.67 per MMBtu for the prior period, and for oil volumes, the average West Texas Intermediate price utilized was $100.11 per barrel, compared to $96.78 per barrel for year-end 2013. These benchmark natural gas and oil prices were adjusted for energy content or quality, transportation and regional price differentials by area.
_______________________
1 This press release has been modified from the version originally issued to clarify that the Appalachian Basin represented 74% and Oklahoma represented 36% of PUD reserve volumes, not value.

These reserve estimates for both regions were prepared by Wright & Company, Inc.
J. Russell Porter, Gastar's President and CEO, stated, "We are very pleased with our progress in the first half of 2014 in building reserve volumes and especially pleased with the growth in the value of our reserves. Our oil-focused assets in the Hunton play in Oklahoma now represent nearly half of our total PV 10 reserve value, as we benefit from the continued strength in crude oil prices.
“Over the last three years, we have grown our reserves more than nine-fold and transitioned our portfolio from almost exclusively dry gas to 46 percent higher-value liquids in the form of oil, condensate and NGLs.
“We are excited about the opportunities for continued increase in oil production and reserve growth from our extensive Mid-Continent acreage. We also anticipate strong future growth in NGLs from our Marcellus operation, and believe we have strong potential for adding high volume dry gas wells in the Utica/Point Pleasant formation that underlies the majority of our Appalachian acreage. We expect to learn the results of our first Utica test in the third quarter.
“Our extensive inventory of high-return, liquids-focused drilling opportunities in both regions - along with the strong prospectivity of the Utica/Point Pleasant gas play -- should allow us to continue to grow reserves, production and cash flow, and we believe should continue to drive increased shareholder value,” said Porter.
Hunton Activity Update
Gastar has posted to its Investor Relations website a table providing a detailed production update on all recently drilled producing horizontal Hunton wells, which will be periodically updated. As a reminder, investors interested in receiving an email notice indicating that the table has been updated can register to receive automatic alerts at http://www.gastar.com/alerts.cfm.
About Gastar Exploration
Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, natural gas, condensate and natural gas liquids in the United States. Gastar's principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar is currently pursuing development within the primarily oil-bearing reservoirs of the Hunton Limestone horizontal oil play in Oklahoma and the development of liquids-rich natural gas in the Marcellus Shale play and dry gas in the Utica Shale play in West Virginia. For more information, visit Gastar's website at www.gastar.com.
Forward Looking Statements

This news release includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "will," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or fourth party consents; risks relating to our ability to integrate acquired assets with ours and to realize the anticipated benefits from such acquisitions; and other risks described in Gastar's Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission ("SEC"), available at the SEC's website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

#   #   #